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                                                                    EXHIBIT 10.2

                                AMENDMENT NO. 2
                                      TO
                             EMPLOYMENT AGREEMENT


     This Amendment No. 2 to EMPLOYMENT AGREEMENT ("Amendment 2") is made as of the 22nd day of August, 1996, among American Medical Response, Inc., a Delaware corporation ("American") and Michael J. McClymont ("Employee"). The parties hereto agree as follows:

     1. REFERENCE TO EMPLOYMENT AGREEMENT AND AMENDMENT. Reference is made to the Employment Agreement dated as of August 12, 1992, as in effect on the date hereof (the "Agreement") between American and Employee. Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings so defined.

     2. AMENDMENT TO AGREEMENT. Section 6(d) of the Agreement is hereby amended to read in its entirety as follows:

          " (d) Upon termination of Employee's employment by the Company pursuant to clause (iii) of paragraph 6(a), or by Employee at any time after December 31, 1999 pursuant to clause (iii) of paragraph 6(a), Employee shall be entitled to receive (i) all base compensation owing under this Agreement through the date of termination plus (ii) any
                                                               ----
          accrued but unpaid bonus attributable to him for work prior to termination plus (iii) base compensation as in effect on the date
                      ----
          prior to termination for an additional period of twelve months plus
                                                                         ----
          (iv) an amount equal to his prior year annual cash incentive bonus, and, any outstanding unvested options which were previously granted to Employee shall immediately vest, and, subject to any employee contribution applicable on the date of termination, and to the extent such coverage is not duplicative of other coverage in effect, the Company shall pay COBRA payments for an additional twelve month period after the termination date."

     3. MISCELLANEOUS. Except to the extent specifically amended hereby, the provisions of the Agreement, as amended, shall remain unmodified, and the Agreement as amended hereby is confirmed as being in full force and effect. This Amendment may be executed in any number of counterparts which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment 2 as of the day and year first written above.

AMERICAN MEDICAL RESPONSE, INC.



 /s/  Paul T. Shirley             /s/  Michael J. McClymont
---------------------             --------------------------
Paul T. Shirley, President        Michael J. McClymont

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